UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2009

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 3, 2009, Rigel Pharmaceuticals, Inc. (the “Company”) announced that, although it has not finalized its full financial results for the fiscal year ended December 31,2008, it expects to report that it had $134.5 million in cash, cash equivalents and available-for-sale securities as of December 31, 2008.

The information in this report furnished pursuant to this Item 2.02, including exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rigel Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 2.05.                                    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 2, 2009, the Company implemented a reorganization plan that cut its research programs in virology and oncology as well as certain related development and administrative staff, resulting in a work force reduction of 36 employees. Affected employees will be eligible to receive severance payments, which includes payment by the Company of the affected employee’s COBRA premiums for a limited time. The Company is undertaking this workforce reduction to lower operating expenses and preserve capital while continuing to focus on its active preclinical and clinical programs. The Company expects to complete this reduction in force by the end of February 2009.

The Company is currently assessing the restructuring and other charges associated with the workforce reduction, but the Company currently does not expect these charges to be material. The company expects to record all of these charges in the first quarter of 2009. The charges that the Company expects to incur in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the timing for completion of the workforce reduction, and the amount and expected timing related to any associated restructuring and other charges. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks inherent in restructuring efforts, which may affect the timing of the completion of the actions and ultimate actual amounts of the charges incurred. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s development activities. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s SEC reports, including its Form 10-Q for the quarter ended September 30, 2008. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

ITEM 8.01.                                    OTHER EVENTS.

On February 3, 2009, the Company issued a press release announcing the matters described in Items 2.02 and 2.05 of this Form 8-K, as well as the following information:

•	The Company it will delay partnership discussions with R788 until after completion of the Phase 2b clinical trials results.

•	Enrollment in the two Phase 2b clinical trials of R788, TASKI1 and TASKI2, are ahead of schedule and results are expected to be available in July and August 2009, respectively.

•	The analysis of the completed QT/QTc safety study has confirmed that R788 does not elicit a QT/QTc signal.

This Item 8.01 contains forward-looking statements related to the timing of results of its clinical trials. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the timing and success of clinical trials, and potential problems that may arise in the clinical testing process. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s SEC reports, including its Form 10-Q for the quarter ended September 30, 2008. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 8.01 as a result of new information, future events or changes in its expectations.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 3, 2009, entitled “Rigel Expects R788 Partnership After Phase 2b Clinical Trials Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: February 3, 2009
	By:	/s/ Dolly A. Vance
Dolly A. Vance
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2009, entitled “Rigel Expects R788 Partnership After Phase 2b Clinical Trials Results.”